DRYDEN MUNICIPAL SERIES FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


			October 30, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


	Re:	Dryden Municipal Series Fund
		File No. 811-4023


Ladies and Gentlemen:

		Please find enclosed the Annual Report on Form NSAR for the Fund for the annual period ended
August 31, 2006. This Form was filed using the EDGAR system.

								Very truly yours,



/s/ Jonathan D. Shain
			Jonathan D. Shain
			Assistant Secretary

Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of October
2006.


DRYDEN MUNICIPAL SERIES FUND



Witness: /s/Paul R. Hymas       	By: /s/ Jonathan D. Shain
                   Paul R. Hymas	           Jonathan D. Shain
			Assistant Secretary